Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Craig M. Fischer, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact (such person and its substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned any Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, any Schedule 13D, any Schedule 13G, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of any securities of Hallmark Financial Services, Inc. (the “Company”);

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, any such Schedule 13D, any such Schedule 13G or any amendment or amendments thereto, or any other form or report, and timely file any such form or report with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The undersigned hereby grants to such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Exchange Act or any rule or regulation of the SEC.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any form or report with the SEC with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of May, 2023.

/s/ Brent D. Baird
Brent D. Baird